AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is entered into as of July 2, 2007 by and among Laurus Master Fund, Ltd. (“Laurus”), 180 Connect Inc., a Nevada corporation (“180 Connect US”), and each party listed on the signature pages thereto other than 180 Connect US, each guarantor party and Laurus (together with 180 Connect US, each a “Company” and collectively, “Companies”).

BACKGROUND

Companies and Laurus are parties to that certain (a) Security and Purchase Agreement dated as of July 31, 2006 (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), (b) Secured Non-Convertible Term Note (as defined in the Security Agreement) and (c) Overadvance Letter dated July 31, 2006 (as amended, restated, modified and/or supplemented from time to time, the “Overadvance Letter”).

The Companies have requested that Laurus amend the Security Agreement, the Secured Non-Convertible Term Note and the Overadvance Letter and Laurus is willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Security Agreement.

2. Amendments to Security Agreement. Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Security Agreement is hereby amended as follows:

(a) A new subsection (v) is inserted in Section 5(b) of the Security Agreement immediately following subsection (iv) thereof to provide as follows:

“(v) On the Expiration Date, the Companies shall, jointly and severally, pay to Laurus a fee in the amount of $1,400,000 in immediately available funds which fee shall be fully earned as of the First Amendment Date and shall not be subject to reduction, rebate or proration whatsoever.”

(b) The notice information for Laurus set forth in Section 29 of the Security Agreement is hereby amended in its entirety to provide as follows:

“If to Laurus:	Laurus Master Fund, Ltd.
c/o Laurus Capital Management, L.L.C.
335 Madison Avenue, 10th Floor
New York, New York 10017
Attention: Portfolio Services.
Telephone: (212) 541-5800
Facsimile: (212) 541-4434

With a copy to:	Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Scott J. Giordano, Esq.
Telephone: (212) 407-4000
Facsimile: (212) 407-4990”

(c) The following definitions in Annex A to the Security Agreement are hereby amended in their entirety to provide as follows:

“Capital Availability Amount” means (a) during the period commencing on the First Amendment Date and ending on the Expiration Date, $45,000,000 and (b) at all other times, $37,000,000.

“Secured Non-Convertible Revolving Note” means that certain Amended and Restated Secured Non-Convertible Revolving Note effective as of the Closing Date and amended and restated as of the First Amendment Date made by the Companies in favor of Laurus in the original face amount of Forty-Five Million Dollars ($45,000,000), as the same may be amended, supplemented, restated and/or otherwise modified from time to time.

“Total Investment Amount” means the sum of (a) $20,000,000, plus (b) the Capital Availability Amount.

(d) The following definitions are hereby added to Annex A to the Security Agreement in their appropriate alphabetical order:

“AVP” means Ad.Venture Partners, Inc., a Delaware corporation.

“AVP Merger” means the merger of 180 Connect Inc. (CN) with and into AVP with AVP being the surviving company thereof which merger shall be in compliance with all applicable securities laws.

“Capital Raising Transaction” means (a) any issuance of subordinated and/or unsecured debt or equity securities (including, without limitation, any shares of capital stock, securities convertible in to or exchangeable for shares of capital stock, or warrants, options or other rights for the purchase or acquisition of such shares, and other ownership or profit interests (including, without limitation, partnership, member or trust interest therein), whether voting or nonvoting) of 180 Connect Inc. (CN) or any of its Subsidiaries including, without limitation, the Companies and (b) any exercise of outstanding warrants and/or options of 180 Connect Inc. (CN).

“Expiration Date” means the earlier of (a) the date the AVP Merger is consummated, (b) forty-five (45) days following the date the shareholders of AVP vote against approving the AVP Merger but in no event not later than September 30, 2007, (c) September 30, 2007 if the AVP Merger is not consummated on or before August 31, 2007 and (d) the date a Capital Raising Transaction is consummated.

“First Amendment Date” means July 2, 2007.

3. Amendment to Secured Non-Convertible Term Note. Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Secured Non-Convertible Term Note is hereby amended by inserting a new Section 1.4 immediately following Section 1.3 thereof to provide as follows:

“1.4 Mandatory Prepayment. Upon the consummation of the AVP Merger or a Capital Raising Transaction, the Companies shall immediately make a principal prepayment of this Note, without any premium or penalty, in an amount not less than $5,000,000 together with any accrued and unpaid interest thereon.”

4. Amendment to Overadvance Letter. Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Overadvance Letter is hereby amended by amending the first sentence of the second paragraph thereof in its entirety to provide as follows:

“For the period beginning on the date hereof and ending on the Expiration Date (the “Period”), in order to assist the Companies to fund certain working capital obligations, Laurus is hereby notifying you pursuant to Section 2(a)(iii) of the Security Agreement that it will, subject to the terms and conditions contained herein, make Loans to the Companies from time to time in excess of the Formula Amount (each such Loan, a “Working Capital Overadvance”) in a maximum aggregate principal amount for all such Working Capital Overadvances not to exceed Nine Million Dollars ($9,000,000) outstanding at any time.”

5. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Laurus shall have received (a) a management fee for the benefit of Laurus Capital Management, LLC in the amount of $200,000 which fee shall be charged to the Companies’ account as a Revolving Loan, be fully earned as of the date hereof and shall not be subject to reduction, rebate or proration whatsoever, (b) a copy of this Amendment executed by Companies and consented and agreed to by each Person guaranteeing the Obligations and (c) all such other warrants, certificates, instruments, documents, agreements and opinions of counsel as may be required by Laurus or its counsel, each of which shall be in form and substance satisfactory to Laurus and its counsel.

6. Representations and Warranties of each Company. Each Company hereby represents and warrants as follows:

(a) This Amendment, the Security Agreement and the Ancillary Agreements, as amended hereby, constitute legal, valid and binding obligations of Companies and are enforceable against Companies in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, each Company hereby reaffirms all covenants, representations and warranties made in the Security Agreement and each Ancillary Agreement, as applicable, to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment except for those representations and warranties that expressly relate to an earlier date, which representations and warranties were true and correct on and as of such earlier date.

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) No Company has any defense, counterclaim or offset with respect to the Security Agreement or any Ancillary Agreement.

7. Representations and Warranties of Laurus. Laurus hereby reaffirms all covenants, representations and warranties made by Laurus in the Security to the extent the same are not amended hereby and agrees that all such representations and warranties shall be deemed to have been remade as of the effective date of this Amendment except for those representations and warranties that expressly relate to an earlier date, which representations and warranties were true and correct on and as of such earlier date.

8. Effect on the Security Agreement and the Ancillary Agreements.

(a) Upon the effectiveness of this Amendment, each reference in the Security Agreement or any Ancillary Agreement to “this Agreement,” “this Note,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Security Agreement or such Ancillary Agreement, as applicable, as amended hereby.

(b) Except as specifically amended herein, the Security Agreement and each Ancillary Agreement shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Laurus, nor constitute a waiver of any provision of the Security Agreement or any Ancillary Agreement.

9. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

11. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

[Signature Pages to Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

180 CONNECT INC., a Nevada corporation

By:	/s/ Peter Giacalone
Name: Title:

MOUNTAIN CENTER, INC.

By:	/s/ Peter Giacalone
Name: Title:

JJ&V COMMUNICATIONS, INC.

By:	/s/ Peter Giacalone
Name: Title:

TUMBLEWEED HS INC.

By:	/s/ Peter Giacalone
Name: Title:

PIEDMONT TELECOMMUNICATIONS, INC.

By:	/s/ Peter Giacalone
Name: Title:

180 DIGITAL INTERIORS, INC.

By:	/s/ Peter Giacalone
Name: Title:

HD COMPLETE, INC.

By:	/s/ Peter Giacalone
Name: Title:

IRONWOOD COMMUNICATIONS INC.

By:	/s/ Peter Giacalone
Name: Title:

QUEENS CABLE CONTRACTORS, INC.

By:	/s/ Peter Giacalone
Name: Title:

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name: Title:

Each of the undersigned hereby (i) acknowledges this Amendment and (ii) confirms and agrees that its obligations under the Guaranty or Canadian Guaranty, as applicable, shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

ACKNOWLEDGED, CONSENTED and AGREED to as of the date first written above.

180 CONNECT INC., a corporation established under the laws of Canada

By: /s/ Peter Giacalone
Name: Title:

WIRECOMM SYSTEMS INC.

By: /s/ Peter Giacalone
Name: Title:

WIRECOMM AMERICA, INC.

By: /s/ Steven Westberg
Name: Title: